--------------------------------------------------------------------------------
[LITTELFUSE LOGO]                                                           NEWS
--------------------------------------------------------------------------------
                                Littelfuse, Inc.
NEWS RELEASE                    800 East Northwest Highway Des Plaines, IL 60016
                                (847) 824-1188 o (847) 391-0894 Fax #

CONTACT: PHIL FRANKLIN,
VICE PRESIDENT, OPERATIONS SUPPORT & CFO (847) 391-0566


                    LITTELFUSE REPORTS SECOND QUARTER RESULTS

         DES PLAINES, ILLINOIS, JULY 29, 2004 - Littelfuse, Inc.
(NASDAQ/NMS:LFUS) today reported sales and earnings for the second quarter of 2004.

         Sales for the second quarter of 2004 were $128.8 million, a 77% increase from sales of $72.8 million in the second quarter of 2003. The recent acquisitions of Teccor Electronics and Heinrich Industrie accounted for approximately $40 million of the increase from the prior year quarter. Excluding these acquisitions, sales for the second quarter of 2004 increased approximately 22% compared to the prior year quarter. Diluted earnings per share were $0.46 in the second quarter of 2004 compared to earnings of $0.18 per diluted share for the second quarter of 2003. Earnings for the second quarter of 2004 include $1.3 million of pre-tax restructuring charges related to manufacturing transfers and plant downsizing activities. The Heinrich business acquired on May 6, 2004 was accretive to earnings by $0.01 per share for the second quarter.

         Sales for the first six months of 2004 were $240.2 million, a 68% increase compared to the prior year period. Diluted earnings per share through the first six months of 2004 were $0.89 compared to earnings of $0.32 per diluted share for the first six months of 2003.

         "Strength in each of our key markets continued through the second quarter," said Howard B. Witt, Chairman, President and Chief Executive Officer. "These improving markets, combined with early successes from our solution-selling strategy and the addition of Teccor and Heinrich, resulted in record top-line growth."

         By geographic segment and excluding Heinrich, sales for the second quarter of 2004 increased 52% in the Americas, 33% in Europe and 82% in Asia, compared to the same period in the prior year. By market and excluding Heinrich, sales for the second quarter of 2004 were up 94% for electronics, 10% for automotive and 19% for electrical, compared to the prior year period. Favorable currency effects contributed two percentage points to the overall growth rate, with electronics and automotive benefiting three points and two points respectively.

          "Our electronic end markets continue to be healthy, with digital consumer, telecom and industrial all contributing to our strong second quarter," said Witt. "Automotive sales, while down sequentially from the first quarter, showed growth over the prior year quarter across all geographies. Electrical sales have begun to trend up, reflecting continued improvement in industrial activity and the beginnings of a recovery in non-residential construction," added Witt.

         "Our profit improvement initiatives are on track as the business (excluding Heinrich) continues to make progress toward our 15% operating margin goal," said Phil Franklin, Vice President, Operations Support and Chief Financial Officer. "The sequential decline in operating margin in the second quarter was due entirely to the addition of Heinrich and the $1.3 million of manufacturing restructuring charges. In the second half of the year we expect cost reductions to more than offset price erosion, but we will incur additional manufacturing restructuring charges of approximately $1.4 million pre-tax, mostly in the third quarter," he added.

         Cash from operating activities was $16.1 million for the second quarter of 2004 compared to $8.0 million for the same quarter last year. Through six months of 2004, cash from operating activities was $19.1 million compared to $8.6 million for the prior year period. Capital expenditures for the first six months were $9.1 million compared to $4.8 million for the prior year period. "Cash flow ramped-up in the second quarter due to strong profitability and excellent working capital control. In the second half of the year, we expect cash from operating activities to continue strong, but capital expenditures will also increase significantly as we add capacity for both electronic and automotive products," said Franklin.

         After purchasing 82.4% of the Heinrich shares on May 6, 2004 for 39.5 million euros, Littelfuse initiated a tender offer for the remaining shares. The tender offer is now complete with the result that Littelfuse purchased additional Heinrich shares for approximately 2.1 million euros, increasing its total ownership to 86.7%.

         "Overall, we are pleased with the progress we have made so far this year," said Witt. "Teccor is essentially fully integrated and has proven to be a tremendous addition to Littelfuse and, while the integration of Heinrich will be a longer-term project, early indications are positive. Our cost position continues to improve as we move forward aggressively on our cost savings initiatives, and our solution-selling strategy is beginning to gain traction in the marketplace."


For more information, please visit Littelfuse's web site at www.littelfuse.com.

--------------------------------------------------------------------------------
              "Safe Harbor" Statement under the Private Securities
                         Litigation Reform Act of 1995.
--------------------------------------------------------------------------------

Any forward looking statements contained herein involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development and patent protection, commercialization and technological difficulties, capacity and supply constraints or difficulties, exchange rate fluctuations, actual purchases under agreements, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations and other risks which may be detailed in the company's Securities and Exchange Commission filings.


                                     -more-

                                LITTELFUSE, INC.
                          SALES BY MARKET AND GEOGRAPHY
                              (Dollars in millions)

                               SECOND QUARTER                            YEAR-TO-DATE
                     -----------------------------------     -----------------------------------
                        2004        2003       % CHANGE        2004         2003       % CHANGE
                     ---------    ---------    ---------     ---------    ---------    ---------
MARKET
Electronics          $    77.1    $    39.8           94%    $   151.6    $    76.9           97%
Automotive                27.1         24.6           10%         55.3         49.3           12%
Electrical                10.0          8.4           19%         18.7         16.6           13%
                     ---------    ---------    ---------     ---------    ---------    ---------
         Subtotal        114.2         72.8           57%        225.6        142.8           58%
Heinrich                  14.6           --           --          14.6           --           --
                     ---------    ---------    ---------     ---------    ---------    ---------

         TOTAL       $   128.8    $    72.8           77%    $   240.2    $   142.8           68%
                     =========    =========    =========     =========    =========    =========


                               SECOND QUARTER                            YEAR-TO-DATE
                     -----------------------------------     -----------------------------------
                        2004        2003       % CHANGE        2004         2003       % CHANGE
                     ---------    ---------    ---------     ---------    ---------    ---------
GEOGRAPHY
Americas             $    55.7    $    36.2           54%    $   108.9    $    70.9           54%
Europe                    30.9         15.1          105%         51.8         28.4           82%
Asia Pacific              42.2         21.5           96%         79.5         43.5           83%
                     ---------    ---------    ---------     ---------    ---------    ---------

         TOTAL       $   128.8    $    72.8           77%    $   240.2    $   142.8           68%
                     =========    =========    =========     =========    =========    =========

                                LITTELFUSE, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share data, unaudited)


                                                                    For the Three Months Ended         For the Six Months Ended
                                                                  -----------------------------     -----------------------------
                                                                    JULY 3,          June 28,          JULY 3,         June 28,
                                                                  ------------     ------------     ------------     ------------
                                                                      2004            2003              2004              2003
                                                                  ------------     ------------     ------------     ------------
Net sales ....................................................    $    128,759     $     72,790     $    240,177     $    142,752
Cost of sales ................................................          84,580           48,915          156,193           95,800
                                                                  ------------     ------------     ------------     ------------
Gross profit .................................................          44,179           23,875           83,984           46,952
Selling, general and administrative
    expenses .................................................          23,572           15,500           44,115           31,222
Research and development expenses ............................           4,156            1,861            7,337            3,794
Amortization of intangibles ..................................             470              191              809              383
                                                                  ------------     ------------     ------------     ------------
Operating income .............................................          15,981            6,323           31,723           11,553
Interest expense .............................................             492              514              918            1,050
Other income .................................................            (768)            (209)            (461)            (551)
                                                                  ------------     ------------     ------------     ------------
Income before income taxes
    and minority interest ....................................          16,257            6,018           31,266           11,054

Minority interest ............................................              60               --               60               --
Income taxes .................................................           5,853            2,167           11,256            3,979
Net income ...................................................    $     10,344     $      3,851     $     19,950     $      7,075
                                                                  ============     ============     ============     ============
Net income per share:
    Basic ....................................................    $       0.47     $       0.18     $       0.90     $       0.32
                                                                  ============     ============     ============     ============
    Diluted ..................................................    $       0.46     $       0.18     $       0.89     $       0.32
                                                                  ============     ============     ============     ============

Weighted average shares and equivalent shares outstanding:
    Basic ....................................................          22,180           21,789           22,107           21,780
                                                                  ============     ============     ============     ============
    Diluted ..................................................          22,681           21,856           22,515           21,838
                                                                  ============     ============     ============     ============

                                     -more-

                                LITTELFUSE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands, unaudited)


                                                      JULY 3, 2004    January 3, 2004
                                                      ------------    ---------------
ASSETS:
Cash and cash equivalents ........................    $     34,384    $        22,128
Receivables ......................................          81,766             52,149
Inventories ......................................          73,681             52,598
Other current assets .............................          24,440             22,265
                                                      ------------    ---------------

Total current assets .............................         214,271            149,140

Property, plant, and equipment, net ..............         130,497             98,479
Intangible assets, net ...........................          19,565             11,943
Goodwill .........................................          56,375             48,643
Other assets .....................................           8,201              3,365
                                                      ------------    ---------------

                                                      $    428,909    $       311,570
                                                      ============    ===============

LIABILITIES AND SHAREHOLDERS' EQUITY:

Current liabilities excluding current portion
    of long-term debt ............................    $     94,293    $        64,892
Current portion of long-term debt ................          47,392             18,496
                                                      ------------    ---------------
Total current liabilities ........................         141,685             83,388
Long-term debt ...................................          11,573             10,201
Accrued post-retirement benefits .................          17,780              4,564
Other long-term liabilities ......................           6,131              1,072
Minority interest ................................          12,282                143
Shareholders' equity .............................         239,458            212,202
                                                      ------------    ---------------
    Shares issued and outstanding
    at July 3, 2004:  22,282,240 .................    $    428,909    $       311,570
                                                      ============    ===============

                                     -more-

                                LITTELFUSE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands, unaudited)


                                                         For the Three Months Ended          For the Six Months Ended
                                                        -----------------------------     -----------------------------
                                                           JULY 3,         June 28,          JULY 3,         June 28,
                                                        ------------     ------------     ------------     ------------
                                                            2004             2003             2004             2003
                                                        ------------     ------------     ------------     ------------
Operating activities:
Net income .........................................    $     10,344     $      3,851     $     19,950     $      7,075
Adjustments to reconcile net income to net
     cash provided by operating activities:
     Depreciation ..................................           6,177            4,292           11,816            8,634
     Amortization ..................................             470              191              809              383
Changes in operating assets and liabilities:
     Accounts receivable ...........................          (5,597)             533          (13,818)          (1,802)
     Inventories ...................................           1,137             (224)          (1,233)          (2,721)
     Accounts payable and accrued expenses .........           2,189           (1,168)           1,779             (614)
     Other, net ....................................           1,407              500             (241)          (2,374)
                                                        ------------     ------------     ------------     ------------
Net cash provided by operating
     activities ....................................          16,127            7,975           19,062            8,581
Cash used in investing activities:
Purchases of property, plant, and equipment ........          (6,059)          (2,162)          (9,051)          (4,789)
Acquisitions, net of cash acquired of $15,713 ......         (32,807)              --          (32,807)              --
Sale of property, plant & equipment ................              --               --               --            2,213
Sale (purchase) of marketable securities, net ......              --           10,403               --            8,806
                                                        ------------     ------------     ------------     ------------
Net cash used in investing activities ..............         (38,866)           8,241          (41,858)           6,230

Cash provided by (used in) financing activities:
     Proceeds from long-term debt ..................          32,000                3           32,000               --
     Payments of long-term debt ....................          (3,008)              --           (3,047)          (1,441)
     Proceeds from exercise of stock options
     and warrants ..................................           6,425              317            8,309              952
                                                        ------------     ------------     ------------     ------------
Net cash provided by (used in) financing
     activities ....................................          35,417              320           37,262             (489)
Effect of exchange rate changes on cash ............          (2,189)             229           (2,210)             207
                                                        ------------     ------------     ------------     ------------
Increase/(decrease) in cash and cash
     equivalents ...................................          10,489           16,765           12,256           14,529
Cash and cash equivalents at beginning
     of period .....................................          23,895           25,514           22,128           27,750
                                                        ------------     ------------     ------------     ------------
Cash and cash equivalents at end of
     period ........................................    $     34,384     $     42,279     $     34,384     $     42,279
                                                        ============     ============     ============     ============

                                      # # #